Exhibit 10.16

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is dated as of September 24, 2007, by and between Antonio Tomasello., a individual (“Investor”) and WorldGate Communications, Inc., a Delaware corporation (the “Company” and together with the Investor, the “Parties” or a “Party” as the case may be).

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

WHEREAS, the Company and the Investor are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Section 4(2) and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, as provided herein, and the Investor shall purchase One Million Dollars ($1,000,000) (the “Investment Amount”) of the Company’s common stock, par value $0.01 (the “Common Stock”), at a price per share of Common Stock equal to $0.39. (the “Purchase Price”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering an Investor Registration Rights Agreement (in the form attached hereto as Exhibit A, the “Investor Registration Rights Agreement”,) one or more Warrant Agreements (each in the form attached hereto as Exhibit B, the “Warrant Agreements”) and together with this Agreement and any other contemporaneous written agreement executed by the Parties, the “Transaction Documents”) pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated there under, and applicable state securities laws;

NOW THEREFORE, in consideration of the mutual agreements hereinafter set forth, and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant, promise, agree, represent and warrant as follows:

ARTICLE 1

PURCHASE AND SALE OF SHARES

1.1   Incorporation of Recitals.  The recitals to this Agreement set forth above are hereby incorporated by reference into this Agreement

1.2  Purchase of Shares.  Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, Investor agrees to purchase at each Closing and the Company agrees to sell and issue to Investor at Closing, Common Stock in amounts corresponding to the Investment Amount, divided by the Purchase Price, or 2,564,102 shares (the “Shares”).

1.3  Closing Date.  The closing (the “Closing”) of the purchase and sale of the Common Stock shall take place at 4:00 p.m. Eastern Daylight Time on September 18, 2007, subject to notification of satisfaction of the conditions to the closing set forth herein (or such later date as is mutually agreed to by the Company and the Investor) (the “Closing Date”).  The Closing shall occur on the respective Closing Dates at the offices of Drinker Biddle & Reath LLP, 1000 Westlakes Drive, Berwyn, PA (or such other place as is mutually agreed to by the Company and the Investor(s)).

1.4  Closing Deliveries.  (a) At the Closing, the Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverables”):

irrevocable instructions addressed to the Company’s transfer agent instructing it to issue a certificate or to make an appropriate book entry evidencing the Shares, registered in the name of such Investor; and

the Warrant Agreement with respect to Investor’s Investment Amount, duly executed by the Company;

the Registration Rights Agreement duly executed by the Company.

(b)  At the Closing, each Investor shall deliver or cause to be delivered to the Company the following (the “Investor Deliverables”):

the Investment Amount in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose; and

the Registration Rights Agreement, duly executed by such Investor.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1  Status of Investor.

(a)   Investor has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares.

(b)   Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act.  Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act.  .

(c)  Investor is acquiring the Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws.  Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Shares for any period of time.  Such Investor is acquiring the Shares hereunder in the ordinary course of its business.  Such Investor does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Shares.

(d)  Investor has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitation, any short sales as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers (“Short Sales”) involving the Company’s securities) since the earlier to occur of (1) the time that such Investor was first contacted by the Company or any other person regarding an investment in the Company and (2) the 30th day prior to the date of this Agreement.  Such Investor covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

2.2  Access to Information.  Investor has been furnished with such materials and has been given access to such information relating to the Company as he or his representative has requested and has been afforded the opportunity to ask questions regarding the Company and the Shares, all as Investor has found necessary to make an informed decision regarding the Investor’s entering into this Agreement.

2.3  Understanding of Risks Associated with the Acquisition of the Shares.  Investor understands that an investment in the Shares is speculative and subject to numerous risks, including but not limited to the risks set forth in the Company’s filings with the U.S. Securities and Exchange Commission under the heading “Risk Factors.”

2.4  Understanding of Nature of Securities.  Investor understands that:

(a)  the Shares have not been registered by the Company under the Act or any State Act, and the Company does not intend to register the Shares for sale under the Act or any State Act in reliance on the exemption from registration available under the Act and the Missouri Securities Act.

(b)  the Shares are “restricted securities” as that term is defined in Rule 144 under the Act.

(c) the certificates, if any, evidencing the Shares shall include provisions substantially in the form of the legend set forth below, which Investor has read, understands and agrees to be bound by:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER APPLICABLE STATE SECURITIES ACTS (THE “STATE ACTS”) NOR IS SUCH REGISTRATION CONTEMPLATED.  SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE ACT OR THE STATE ACTS, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE BOARD OF DIRECTORS OF THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE BOARD OF DIRECTORS OF THE COMPANY OF EVIDENCE SATISFACTORY TO THE BOARD TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE ACT OR STATE ACTS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

(d) the Company may, from time to time, make stop transfer notations in the Company’s records to ensure compliance with the Act and any applicable State Acts.

(e) Investor agrees, prior to any transfer of the Shares, to give written notice to the Company expressing his desire to effect such transfer and describing briefly the proposed transfer.  Upon receiving such notice, the Company shall present copies thereof to counsel for the Company and the following provisions shall apply:

(i)            If, in the opinion of such counsel, the proposed transfer of such Shares may be effected without registration of such Shares under the Act and the State Acts, the Company shall promptly thereafter notify the person desiring to transfer such Shares, whereupon such person shall be entitled to transfer such Shares, all in accordance with the terms of the notice delivered by such person to the Company and upon such further terms and conditions as shall be required by the Company to ensure compliance with the Act and the State Acts.

(ii)           If, in the opinion of such counsel, the proposed transfer of such Shares may not be effected without registration of such Shares under the Act and the State Acts, a copy of such opinion shall be promptly delivered to the person who has proposed such transfer, and such proposed transfer shall not be made unless such registration is then in effect.

2.5   Investment Intent.  Investor represents and warrants that:

(a)     Investor is acquiring the Shares for the Investor’s own account and not on behalf of any other person.

(b)    Investor is the sole party in interest in his investment in the Shares and is acquiring the Shares for investment and not for distribution or with the intent to divide Investor’s participation with others or of selling, assigning, transferring or otherwise disposing of the Shares.

2.6  Further Assurances.  Investor will execute and deliver to the Company any document, or do any other act or thing, which the Company may reasonably request in connection with the acquisition of the Shares.

2.7  Non-disclosure.  Investor has not distributed any written materials furnished to Investor by the Company to anyone other than the Investor’s professional advisors.

2.8  Ability to Bear Economic Risk.  Investor has adequate means of providing for its current needs and possible future contingencies, and has no need, and anticipates no need in the foreseeable future, to sell the Shares which it is acquiring pursuant to this Agreement. Investor is able to bear the economic risks related to the acquisition of the Shares and, consequently, without limiting the generality of the foregoing, is able to hold the Shares for an indefinite period of time and has sufficient net worth to sustain a loss of its interest in the Company in the event such loss should occur.  Investor has no need for liquidity with respect to his Shares.

2.9  Tax Matters.  Investor has reviewed with Investor’s own tax advisors the federal, state, local and foreign tax consequences in connection with the acquisition of the Shares (including any tax consequences that may result under recently enacted tax legislation).  Investor is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that Investor (and not the Company) shall be responsible for Investor’s own tax liability that may arise as a result of this transaction.

2.10  Accuracy of Representations.  All of the representations and information provided herein and any additional information that Investor has furnished to the Company or its agents with respect to Investor’s financial position and business experience is accurate and complete as of the date of this Subscription Agreement.  If there should be any material adverse change in any such representation or information, Investor will immediately furnish accurate and complete information concerning any such material change to the Company.

2.11  Piggyback Registration Rights.  If at any time during the twelve month period following the Closing Date the Company proposes to register any Common Stock under the Securities Act (other than an underwritten public offering or a registration on Form S-8 or S-4, or any successor forms, relating to Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another entity), whether or not for sale for its own account, the Company shall each such time give prompt notice at least ten (10) days prior to the anticipated filing date of the registration statement relating to such registration to Investor, which notice shall offer Investor the opportunity to include in such registration statement the number of Shares such Investor may request. Upon the request of Investor made within five (5) days after the receipt of notice from the Company (which request shall specify the number of Shares intended to be registered by Investor), the Company shall use all reasonable efforts to effect the registration under the Act of all Shares that the Company has been so requested to register by Investor, to the extent requisite to permit the disposition of the Shares so to be registered, provided that if, at any time after giving notice of its intention to register any Common Stock pursuant to this Paragraph 2.11 and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to Investor and, thereupon, shall be relieved of its obligation to register any Shares in connection with such registration. The obligations under this Section 2.11 shall expire when the Shares are saleable by Investor pursuant to Rule 144 without limitation as to volume.

ARTICLE 3

INDEMNIFICATION

Investor recognizes that the Company’s entering into of this Agreement will be based to a material extent upon Investor’s representations and warranties set forth herein and Investor agrees to indemnify and hold harmless the Company and its officers, directors and employees from and against any and all loss, damages, liabilities or expenses including reasonable attorneys’ fees which any such person may incur by reason of or in connection with any misrepresentation made by Investor in this Agreement or otherwise, any breach by Investor of its agreements with the Company or any sale or distribution of any Shares by Investor in violation of the Act or State Acts.  All representations and warranties of Investor contained in this Agreement shall survive this Agreement.

ARTICLE 4

 MISCELLANEOUS PROVISIONS

4.1  Captions and Headings.  The Article and Section headings throughout this Agreement are for convenience of reference only and shall in no way be deemed to define, limit, or add to any provision of this Agreement.

4.2  Entire Agreement; Amendment.  This Agreement states the entire agreement and understanding of the parties and shall supersede all prior agreements and understandings.  No amendment of the Agreement shall be made without the express written consent of the parties.

4.3  Severability.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provision hereof, which shall be construed in all respects as if such invalid or unenforceable provision were omitted.

4.4  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to principles of conflicts of laws.

4.5  Notices.  All notices, requests, demands, consents, and other communications hereunder shall be transmitted in writing and shall be deemed to have been duly given when hand delivered or sent by certified mail, postage prepaid, with return receipt requested, addressed to the parties as follows: to the Company at 3190 Tremont Avenue, Trevose, PA, Attention: General Counsel; and to the Investor: at                                                              .  Any party may change its address for purposes of this Section by giving notice as provided herein.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

COMPANY:

WORLDGATE COMMUNICATIONS, INC.

INVESTOR:

ANTONIO TOMASELLO